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                                                                   EXHIBIT 10.12

                           COMMON STOCK ISO AGREEMENT

                  COMMON STOCK ISO AGREEMENT, dated as of June 19, 2000, by and between O'SULLIVAN INDUSTRIES HOLDINGS, INC., a Delaware corporation (the
"Company"), and                         (the "Optionee"). Capitalized terms used
but not otherwise defined herein shall have the meanings assigned to such terms in Section 1.

                  WHEREAS, the Optionee is currently an employee of the Company, and the Company desires to grant the Optionee certain Common Stock options in accordance with the terms hereof pursuant to the Company's 2000 Common Stock Option Plan; and

                  WHEREAS, the options are intended to qualify as "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code");

                  NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

                  1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

                  "Board" means the Board of Directors of the Company.

                  "BRS" means Bruckmann, Rosser, Sherrill & Co. II, L.P.

                  "Cause" means (i) a material breach of this Agreement by the Optionee, (ii) a breach of the Optionee's duty of loyalty to the Company and its Subsidiaries, or (iii) the Optionee's commission of a crime involving an act of moral turpitude or which constitutes a felony in the jurisdiction in which the Optionee is employed, regardless of whether the crime involves the Company or any of its Subsidiaries.

                  "Committee" means the Compensation Committee or such other committee of the Board as the Board may designate to administer the Plan or, if for any reason the Board has not designated such a committee, the Board. The Committee, if other than the Board, shall be composed of not fewer than two directors as appointed from time to time by the Board.

                  "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

                  "Equity Value" of the Company shall mean, as of a given fiscal year end, EV, where:

                      EV = (E x 6.4) - D + C - SP - JP and

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                           E = the Company's earnings before interest, taxes,
         depreciation and amortization for the fiscal year, calculated from the Company's audited financial statements using the definition of Consolidated EBITDA contained in the Credit Agreement among O'Sullivan Industries, Inc., as Borrower, the Company, the several lenders from time to time parties thereto, Lehman Brothers Inc., as lead arranger and book manager, Wachovia Bank, N.A., as syndication agent, Lehman Commercial Paper Inc., as administrative agent, and General Electric Capital Corporation, as documentation agent, dated as of November 30, 1999, as the same may be amended from time to time;

                           D = the Company's consolidated indebtedness for borrowed money as of the fiscal year end;

                           C = the Company's cash as of the fiscal year end;

                           SP = the sum of the liquidation value and all accumulated but unpaid dividends with respect to the Company's outstanding senior preferred stock as of the fiscal year end; and

                           JP = the sum of (i) the liquidation value and all accumulated but unpaid dividends with respect to the Company's Series A and Series B junior preferred stock outstanding as of November 30, 1999, plus (ii) $100.00 times the number of outstanding options to purchase shares of the Company's Series A junior preferred stock, plus
         (iii) the total amount of the accrued special payments with respect to outstanding options to purchase shares of the Company's Series A junior preferred stock, in each case as of the fiscal year end.

                  "Expiration Date" means the close of business on November 30, 2009 subject to earlier expiration as provided in Section 4.

                  "Fair Market Value" per share on any given date means the average of the closing prices of the sales of the Common Stock on all securities exchanges on which such stock may at the time be listed, or, if there have been no sales of Common Stock on any such exchange on any day, the average of the highest bid and lowest asked prices for such stock on all such exchanges at the end of such day, or, if on any day such stock is not so listed, the average of the representative bid and asked prices quoted for such stock on the NASDAQ National Market System as of 4:00 P.M., New York time, or, if on any day such stock is not quoted on the Nasdaq National Market System, the average of the highest bid and lowest asked prices for such stock on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time the Common Stock is not listed or quoted, the Fair Market Value per share shall be the fair market value of the Common Stock determined by the Board in good faith, giving effect to the preferences and priorities set forth in the Company's Certificate of Incorporation (as amended from time to time) with respect to other series or classes of the Company's capital stock, and also based on such other factors as the members thereof in the exercise of their business judgment, consider relevant.

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                  "Form" means those forms of the Internal Revenue Service used by taxpayers to file federal income tax returns or reports required under the Code or applicable Treasury Regulations promulgated thereunder.

                  "Measurement Date" means the date on which any taxable income resulting from the exercise of an Option is determined under applicable federal income tax law.

                  "Options" has the meaning set forth in Article IV of the Stock Option Plan.

                  "Option Agreements" means collectively, this Agreement and each of the other Common Stock ISO Agreements, by and between the Company and each of certain employees of the Company.

                  "Option Shares" shall mean (i) all shares of Common Stock issued or issuable upon the exercise of an Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, exchange, consolidation, reclassification or recapitalization or other reorganization affecting the Common Stock. Unless provided otherwise herein, Option Shares will continue to be Option Shares in the hands of any holder other than the Optionee (except for the Company), and each such transferee thereof will succeed to the rights and obligations of a holder of Option Shares hereunder.

                  "Performance Target" means the Equity Value of the Company for each of the fiscal years ending June 30, 2000, 2001, 2002, 2003 and 2004 in order for Options to vest on the respective November 30 of 2000, 2001, 2002, 2003 and 2004 pursuant to Section 3.

                  "Permitted Transferee" means those Persons to whom the Optionee is authorized to transfer Option Shares pursuant to the terms hereof, including those Persons to whom Options may be transferred under Section 2(e).

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a government entity (or any department, agency or political subdivision thereof).

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of November 30, 1999, by and among the Company and certain other parties thereto.

                  "Sale of the Company" means a merger or consolidation effecting a change in control of the Company, a sale of all or substantially all of the assets of the Company or a sale of a majority of the outstanding voting securities of the Company effecting a change in control of the Company.

                  "Securities Act" has the meaning ascribed thereto in Article 1 of the Stock Option Plan.

                  "Stockholders Agreement" means the Stockholder Agreement, dated as of November 30, 1999, by and among the Company and certain other parties thereto.


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                  "Stock Option Plan" means the Company's 2000 Common Stock
Option Plan.

                  "Subsidiary" means any subsidiary corporation (as such term is defined in Section 424(f) of the Code) of the Company.

                  "Termination Date" shall mean the date upon which such Participant's employment with the Company and the Subsidiaries terminated.

                  "TPA" means the Optionee's Termination Protection Agreement entered into by and between the Optionee and the Company, if any.

                  2. THE OPTIONS.

                  (a) Terms of the Options. The Company hereby grants to the Optionee, as of the date hereof, an option (the "Option" or "Options") to
purchase up to            shares of the Company's Common Stock (the "Option
Shares") at the exercise price of $1.90 per Option Share (the "Exercise Price"), subject to the terms and conditions set forth herein. All rights of the Optionee as the holder of the Options issued hereunder shall be solely determined by the provisions of this Agreement. The Optionee's Options will expire as provided in
Section 3 hereof.

                  (b) Form of the Options. The Options granted hereunder are intended to be incentive stock options as defined in Section 422 of the Code.

                  (c) Payment of Exercise Price. Subject to Section 3 below, the Options may be exercised in whole or in part, at any time and from time to time, upon payment of an amount (the "Option Price") equal to the product of (i) the applicable Exercise Price for the applicable Options multiplied by (ii) the number of Option Shares to be acquired. Payment shall be made (x) in cash, by bank or certified check, (y) by delivering to the Company for cancellation certificates for shares of the Company's Common Stock owned by the Optionee for a period of at least six months having a Fair Market Value equal to the full purchase price of the shares being acquired, or (z) a combination of cash and such shares.

                  (d) Procedure for Exercise. The Optionee may exercise all or any portion of the Options at any time and from time to time prior to their expiration as set forth in Section 3, by filing written notice of exercise to the Company, together with payment of the Option Price in accordance with the provisions of Section 2(c) above. As a condition to any exercise of any Option, the Optionee will (i) permit the Company to deliver to him all financial and other information regarding the Company (if any) it believes necessary to enable the Optionee to make an informed investment decision and (ii) execute a joinder to the Stockholders Agreement and the Registration Rights Agreement.

                  (e) Non-Transferability of Options. The Optionee's Options are personal to the Optionee and are not transferable by the Optionee other than by will or the laws of descent and distribution. During the Optionee's lifetime, only the Optionee may exercise the Options. In the event of the Optionee's death, the Options may be exercised only (i) by the executor or administrator of the Optionee's estate or the Person or Persons to whom the Optionee's rights under the Options shall pass by will or the laws of descent and distribution (provided that each beneficiary shall

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execute and deliver an undertaking in writing to be bound by the terms of this
Agreement in form and substance acceptable to the Committee) and (ii) to the extent that the Optionee was entitled to exercise such Options hereunder at the date of the Optionee's death.

                  (f) Adjustments. If and to the extent specified by the Board, the number of shares of Common Stock which may be issued pursuant to the exercise of the Options, and the Exercise Price of the Options, shall be equitably adjusted for any stock dividend, stock split, recapitalization, merger, consolidation or other recapitalization with respect to the Common Stock; provided, that any Options to purchase fractional shares of Common Stock resulting from any such adjustment shall be rounded to the nearest whole share. Adjustments under this Section 2(f) shall be made by the Board in its reasonable discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

                  3. VESTING.

                  (a) Vesting of Options. For purposes of this Agreement and with respect to the Optionee, all of the Options will become vested on the earlier of (x) the day before the Options' Expiration Date, (y) the seventh anniversary of the date of the grant, or (z) in accordance with the following schedule in each case if and only if, as of each such date, the Optionee is still employed by the Company or any of its Subsidiaries and in the case of accelerated vesting under (z), the Company has issued audited financial statements from which it can be determined that the Company has achieved the Performance Target set forth in such schedule for the year to which each date refers.

                                      Cumulative Percentage                Performance
                                      of Options Which Will                  Target
           Date                               Vest                       ($in millions)
---------------------------        --------------------------------------------------------
  November 30, 2000                            20%                            $17.8
  November 30, 2001                            40%                            $33.1
  November 30, 2002                            60%                            $49.8
  November 30, 2003                            80%                            $72.8
  November 30, 2004                           100%                           $102.6


All of the Options which have become vested are referred to herein as "Vested Options," and all other Options are referred to herein as "Unvested Options." Notwithstanding the foregoing, if the Company has not achieved the Performance Target with respect to any of the years described above, then no portion of the Option shall vest and become exercisable for any such year; provided, however, that if the Company achieves its Performance Target as of the end of a subsequent fiscal year (up to and including the fifth fiscal year end of the Company following the date of the grant), then the Option shall vest and become exercisable with respect to all of the Option Shares that are subject to such Option (rounded to the nearest whole Option) for each such prior year or years upon the issuance of the Company's audited financial statements for such subsequent fiscal year, so long as the Optionee has been continuously employed by the Company from the date hereof through the end of such subsequent fiscal year.

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                  (b) Sale of the Company. Notwithstanding anything contained in
Section 3(a)(i) to the contrary, if the Optionee has been employed by the Company or its Subsidiaries from the date hereof through the earlier of the date of (i) the consummation of a Sale of the Company or (ii) the consummation of an IPO, all Unvested Options beneficially owned by the Optionee, its Related Parties, if any, or their respective permitted transferee as of such date shall automatically become Vested Options. All Options shall terminate if not exercised as of the date of the Sale of the Company and all such Options shall thereafter represent only the right to receive the excess of the consideration per share of Common Stock offered in such Sale of the Company over the exercise price of such Options. The Company shall give the Optionee notice of an impending Sale of the Company at least 15 days prior to the date of such Sale of the Company.

                  4. EXPIRATION. The Options not exercised shall expire on the Expiration Date. Furthermore, if any part of any Option is not exercised prior to the date the Optionee's employment with the Company is terminated (the "Termination Date"), such unexercised portion of the Options shall expire and be forfeited on such date; provided, however, that if the Optionee (i) dies or becomes subject to any complete and permanent disability (as defined in Section 422(c)(6) of the Code) the part of the Option that is unexercised shall expire 180 days from the date of death or Disability, but in no event after November 30, 2009, (ii) retires (with the approval of the Board), the part of the Option that is unexercised shall expire three months from the date of retirement, but in no event after November 30, 2009 and (iii) is discharged other than for Cause, the part of the Option that is unexercised shall expire 30 days from the date of discharge, but in no event after November 30, 2009. In the event of the death of the Optionee, Options that are unexercised on the date of his death may be exercised by only the executor or administrator of the Optionee's estate or the person or persons to whom the Optionee's rights under the Options pass by will or by the laws of descent and distribution. In the event that the Optionee (or the Optionee's executor, administrator or permitted successor as described in the immediately preceding sentence) exercises any Option following the Optionee's Termination Date, the repurchase right of the Company set forth in
Section 5 shall be extended for a period of sixty (60) days.

                  5. REPURCHASE OPTION. In the event the Optionee's employment with the Company is terminated (the "Termination") for any reason, all of the Option Shares (whether held or beneficially owned by the Optionee, the Optionee's Related Parties or any transferee of the Optionee or the Optionee's Related Parties) will be subject to repurchase by the Company and BRS (or its designee) pursuant to the terms and conditions set forth in this Section 5 (the "Repurchase Option").

                  (a) With respect to each holder of Option Shares, the purchase price for each Option Share will be the Fair Market Value for such share. Notwithstanding the foregoing to the contrary, in the event any such Termination is by the Company for Cause, the purchase price for each shall be the Exercise Price paid to acquire such Option Share.

                  (b) The Board may elect to cause the Company to purchase all or any portion of the Option Shares by delivering written notice (the "Repurchase Notice") to the holder or holders of the Option Shares within 45 days after the Termination. The Repurchase Notice will set forth the number of Option Shares to be acquired from each holder, the aggregate consideration to be paid for such securities and the time and place for the closing of the transaction. The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the Option


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Shares held by the Optionee at the time of delivery of the Repurchase Notice. If the number of Option Shares held by the Optionee is less than the total number of Option Shares the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Option Shares (i.e., the Optionee's Related Parties or any Permitted Transferee under the Stockholders Agreement) under this Agreement, pro rata according to the number of Option Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

                  (c) If for any reason the Company does not elect to purchase all of the Option Shares pursuant to the Repurchase Option, BRS (or its designee) shall be entitled to exercise the Repurchase Option for all or any portion of the Option Shares that the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 45 days after the Termination, the Company shall give written notice (the "Option Notice") to BRS (or its designee) setting forth the number of any Available Shares. BRS (or its designee) may elect to purchase all or a portion of the Available Shares by giving written notice to the Company within 30 days after the Option Notice has been given by the Company. As soon as practicable, and in any event within ten days after the expiration of the 30-day period set forth above, the Company shall notify each holder of Option Shares as to the number of Available Shares being purchased from such holder by BRS (or its designee) (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Option Shares, the Company shall also deliver written notice to BRS (or its designee) setting forth the number of Option Shares which BRS (or its designee) is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

                  (d) The closing of the purchase of the Option Shares pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be later than the 60th day after the delivery of the later of such notices to be delivered (or, if later, the 15th day after the Fair Market Value is finally determined) nor earlier than the fifth day after such delivery. The Company and/or BRS (or its designee) will pay for the Option Shares to be purchased pursuant to the Repurchase Option by delivery of a certified or cashier's check or wire transfer of funds. The purchasers of Option Shares hereunder will be entitled to receive customary representations and warranties from the sellers thereof as to title, authority and capacity to sell and to require all sellers' signatures to be guaranteed.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Option Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law. If any such restrictions prohibit the repurchase of Option Shares hereunder which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

                  6. RESTRICTIONS ON OPTION SHARES; SECURITIES LAWS MATTERS.

                  (a) Restrictions on Transfer of Option Shares. The Optionee may not sell, pledge, or otherwise transfer any interest in any Option Shares without the prior written consent of the Company. If the Optionee or anyone claiming under or through the Optionee attempts to violate this Section 6(a), such attempted violation shall be null, void, and without effect. The Optionee


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



acknowledges that the Option Shares will also be subject to the provisions of the Stockholders Agreement.

                  (b) Securities Laws Matters. The Optionee hereby agrees that the Option Shares that the Optionee may acquire by exercising the Option will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. The Optionee acknowledges that all Common Stock issued pursuant to the terms of this Agreement shall may not be transferred except in compliance with the registration requirements of the Securities Act or an exemption therefrom. In connection with any such transfer, the Company may require the transferor to provide a written opinion of counsel to the effect that such transfer complies with the Securities Act and other applicable securities laws.

                  (c) Listing, Registration, and Legal Compliance. If at any time the Board determines that the listing, registration, or qualification of the Option Shares upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is reasonably required as a condition to or in connection with the purchase or issuance of Option Shares upon the exercise of Options, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Optionee agrees to supply the Company with such certificates, representations, and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent, or approval. The Company hereby agrees to make all such filings and registrations as are reasonably required to effectuate the terms of this Agreement. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the General Counsel may impose, at any time, any limitations upon the exercise of Options that, in the General Counsel's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder.

                  7. AMENDMENT AND WAIVER. The Board may amend or modify any Option; provided, that no amendment or modification shall impair or adversely affect the rights of the Optionee without the consent of the Optionee. To the extent any amendment of the Stockholders Agreement or Registration Rights Agreement requires the consent of holders of Common Stock, such amendment shall require the consent of holders of a majority of the Common Stock on an as-exercised basis (i.e., assuming full exercise of all options to purchase Common Stock).

                  8. WITHHOLDING TAX REQUIREMENTS.

                  (a) Amount of Withholding. It shall be a condition to the exercise of any Option that the Optionee make appropriate payment or other provision acceptable to the Company with respect to any withholding tax requirement arising from such exercise. The amount of withholding tax required, if any, with respect to any Option exercise (the "Withholding Amount") shall be determined by the Chief Financial Officer or other appropriate officer of the Company, and the Optionee shall furnish such information as such officer requests in order to make such determination.

                  (b) Withholding Procedure. If the Company determines that withholding tax is required with respect to any Option exercise, the Company shall notify the Optionee of the


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



Withholding Amount, and the Optionee shall pay to the Company an amount not less than the Withholding Amount. In lieu of making such payment, the Optionee may pay the Withholding Amount by either (i) delivering to the Company a number of shares of Common Stock having an aggregate Fair Market Value as of the Measurement Date not less than the Withholding Amount, or (ii) directing the Company to withhold and not deliver or issue to the Optionee a number of shares of Common Stock, otherwise issuable upon the exercise of the Option, having an aggregate Fair Market Value as of the Measurement Date not less than the Withholding Amount. Any fractional interests resulting from the delivery or withholding of shares of Common Stock to meet withholding tax requirements shall be settled in cash. All amounts paid to or withheld by the Company and the value of all shares of Common Stock delivered to or withheld by the Company pursuant to this Section 8 shall be deposited in accordance with applicable law by the Company as withholding tax for the Optionee's account. If the Chief Financial Officer or other appropriate officer of the Company determines that no withholding tax is required with respect to the exercise of any Option, but it is determined subsequently that the exercise resulted in taxable income as to which withholding is required (as a result of a disposition of the Option Shares or otherwise), the Optionee shall promptly, upon being notified of the withholding requirement, pay to the Company (by means acceptable to the Company) the amount required to be withheld, and the Company may, at its election, condition any transfer of Option Shares issued upon exercise of the Option upon receipt of such payment.

                  (c) Notification of Inquiries and Agreements. The Optionee and each Permitted Transferee shall notify the Company in writing within 10 days after the date the Optionee or any such Permitted Transferee (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of Options granted hereunder; (ii) includes or agrees (including, without limitation, in any settlement, closing, or other similar agreement) to include in gross income with respect to any Option granted under this Agreement (A) any amount in excess of the amount reported on Form 1099 or Form W-2 to the Optionee by the Company, or (B) if the Optionee received no such Form, any amount; or
(iii) sells, disposes, or otherwise transfers Option Shares acquired pursuant to this Agreement. Upon request, the Optionee or any such Permitted Transferee shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company's tax liability as a result of such event.

                  9. REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE. As an inducement to the Company to enter into this Agreement and grant the Options, the Optionee hereby represents and warrants to the Company as follows:

                  (a) Capacity and Power. The Optionee has full capacity, power and authority to execute and deliver this Agreement, to perform his or her obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Optionee and constitutes a valid and binding agreement, enforceable against him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.


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



                  (b) No Conflict. The execution, delivery and performance by the Optionee of this Agreement and the transactions contemplated hereby and the fulfillment by him or her of and compliance by him or her with the terms and conditions of this Agreement do not and will not, violate or conflict with any terms or provisions of (i) any contract, deed, lease or other agreement to which he or she is a party or to which any of his or her assets are subject or (ii) any judgment, decree, order, statute, rule or regulation applicable to, him or her or any of his or her assets, except for such violations which could not reasonably be expected to materially impair or delay his or her ability to consummate the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any government agency or public or regulatory share, agency, body or authority with respect to him or her is required in connection with his or her execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby other than any of the foregoing, the failure of which to receive or make, as the case may be, could not reasonably be expected to materially impair or delay his or her ability to consummate the transactions contemplated hereby.

                  10. REPRESENTATIONS AND WARRANTS OF THE COMPANY. As an inducement to enter into this Agreement, the Company hereby represents and warrants to each Optionee as follows:

                  (a) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except for such jurisdictions in which the failure to so qualify, would not have a material adverse effect on the Company.

                  (b) The execution, delivery and performance of this Agreement have been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity.

                  11. CONFIDENTIAL INFORMATION. The Optionee acknowledges that the information, observations and data obtained by him/her while employed by the Company or any of its Subsidiaries concerning the business or affairs of the Company or any Subsidiary ("Confidential Information") are the property of the Company or such Subsidiary. Therefore, the Optionee agrees that he/she will not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters (i) become generally known to and available for use by the public other than as a result of the Optionee's acts or omissions to act or (ii) are required to be disclosed under applicable law or a duly issued subpoena. The Optionee shall deliver to the Company at the termination of the Optionee's employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) and the business of the Company or any Subsidiary which he/she may then possess or have under his/her control.

                  12. INVENTIONS AND PATENTS. The Optionee agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Optionee while employed by the Company or any of its Subsidiaries ("Work Product") belong to the Company or such Subsidiary. The Optionee will promptly disclose such Work Product to the Company or its Subsidiaries and perform all actions reasonably requested by the Company or its Subsidiaries (whether during or after the Optionee's employment period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

                  13. NONCOMPETE, NONSOLICITATION.

                  (a) The Optionee acknowledges that in the course of his/her employment with the Company and its Subsidiaries he/she has become familiar, and he will become familiar, with the Company's and its Subsidiaries' trade secrets and with other Confidential Information and that his/her services have been and will be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, the Optionee agrees that, during the time he/she is employed by the Company and its Subsidiaries and thereafter for a period equal to one year, or such longer period for which the Optionee receives compensation from the Company pursuant to a TPA or otherwise (the "Noncompete Period"), he/she will not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business (including by himself or through any other entity) competing with the businesses of the Company or its Subsidiaries as such businesses exist or are in process on the date of the termination of the Optionee's employment. Nothing herein will prohibit the Optionee from being a passive owner of not more than 2% of the outstanding stock of a corporation which is publicly traded, so long as the Optionee has no active participation in the business of such corporation.

                  (b) During the Noncompete Period, the Optionee shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary of the Company to leave the employ of the Company or such Subsidiary, or in any way materially interfere with the relationship between the Company or any Subsidiary of the Company and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary of the Company within the last twelve months prior to the termination of the Optionee's employment with the Company, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Subsidiary of the Company to cease doing business with the Company or such Subsidiary, or in any way materially interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary of the Company.

                  (c) If, at the time of enforcement of this Section 13, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                  (d) In the event of a breach or a threatened breach by the Optionee of any of the provisions of this Section 13, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

                  14. MISCELLANEOUS.

                  (a) Rights of the Optionee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Optionee's employment at any time (with or without Cause), or to confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary for any period of time, or to continue to receive the Optionee's current (or other) rate of compensation. Except as otherwise provided herein, unless and until a certificate or certificates representing the Option Shares shall have been issued to the Optionee, the Optionee shall not be a securityholder or have any of the rights or privileges of a securityholder of the Company with respect to shares of Common Stock acquired upon exercise of the Option.

                  (b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (c) Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                  (e) Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  (f) Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and the Optionee may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

                  (g) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

             If to the Optionee:

                      -----------------------------
                      c/o O'Sullivan Industries Holdings, Inc.
                      1900 Gulf Street
                      Lamar, MO 64759-1899
                      Facsimile No.:  (417) 682-8120

             With a copy to (which shall not constitute notice to the Optionee):


                      -----------------------------

                      -----------------------------

                      -----------------------------
                      Facsimile No.:
                                      -------------

             If to the Company, to:

                      O'Sullivan Industries Holdings, Inc.
                      1900 Gulf Street
                      Lamar, MO 64759-1899
                      Attention: Rowland Geddie, III
                      Facsimile No.:  (417) 682-8120

             With a copy to (which shall not constitute notice to the Company):

                      Kirkland & Ellis
                      Citigroup Center
                      153 East 53rd Street
                      New York, New York 10022-4675
                      Attention:  Kimberly P. Taylor, Esq.
                      Facsimile No.:  (212) 446-4900

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. The Company further agrees to provide the Optionee with copies of all notices and other communications that the Company is required to provide or otherwise provide to holders of its Common Stock in their capacity as such, whether or not the Optionee actually holds any shares of Common Stock at the time any such notice is given.

                  (h) Time of the Essence; Computation of Time. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York, New York are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

                  (i) Waiver of Jury Trial. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

                  (J) GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  (k) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                  *  *  *  *  *

                  IN WITNESS WHEREOF, the Company and the Optionee have executed this Common Stock ISO Agreement as of the date first above written.

                                     O'SULLIVAN INDUSTRIES HOLDINGS, INC.


                                     By:
                                         ---------------------------------------
                                                    Richard D. Davidson
                                           President and Chief Executive Officer




                                     -------------------------------------------
                                     Address: